2019OFOPDT – Officer Stock Option Double-Trigger
Exhibit 10.28
REVVITY, INC.

Nonstatutory Stock Option Agreement
2019 Stock Incentive Plan

This Nonstatutory Stock Option Agreement is made as of the Grant Date set forth below between Revvity, Inc., a Massachusetts corporation (the “Company”), and the optionee named below.

NOTICE OF GRANT

Name of optionee (“you”):
Grant Date:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:[1]
Number, if any, of Shares that vest immediately on the Grant Date:
Shares that are subject to Vesting Schedule:
Vesting Start Date:
Last Date to Exercise:	[Date that is 7th Anniversary of Grant Date]

Vesting Schedule:

[Vesting detail entered here]

Except as otherwise provided herein, all vesting is dependent on your remaining employed by the Company.

This agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:
Exhibit A – General Terms and Conditions
Exhibit B – 2019 Stock Incentive Plan

Please confirm your acceptance of this nonstatutory stock option agreement and of the terms and conditions of this agreement by signing a copy of this agreement where indicated below.

REVVITY, INC. __________________________ Name: Title:	PARTICIPANT __________________________ Name: Address:

1     This must be at least 100% of the Grant Date Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant.

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2019OFOPDT – Officer Stock Option Double-Trigger
Nonstatutory Stock Option Agreement
2019 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

Grant of Option:
This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to you of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $1.00 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at the close of the primary trading session of the New York Stock Exchange (or such other national stock exchange on which the Common Stock is then listed) on the Last Date to Exercise set forth in the Notice of Grant (the “Last Date to Exercise”).

Except as otherwise indicated by the context, “you,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

Vesting:
This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant and will have a seven (7) year term. Your option may also vest upon your death or total disability or in connection with certain terminations of employment following a Change in Control Event, each as described below.

Exercise:
You may exercise this option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place by the Last Date to Exercise, or such earlier date as is set forth below following your death, disability or your ceasing to be an employee (except as otherwise provided herein), or a Change in Control Event. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this option.

Employment Requirements:
In the event of your termination of employment, retirement, death or total disability, then, subject to the terms described below under “Consequences of a Change in Control”, the following terms apply:

(a)    If your employment is terminated for reasons other than retirement or Qualified Retirement (each as defined below), death, or total disability, you will be able to exercise your stock options that are vested as of your last day of employment through the earlier of the option’s Last Date to Exercise or three (3) months after your last day of employment. All unvested stock options as of your last day of employment will be cancelled as of the close of business on your last day of employment.

(b)    If you terminate your employment at or after age 55 and you have 10 years of service at the time of your termination (any termination subject to this paragraph (b), “retirement”, and which, for the avoidance of doubt, shall not include any termination of your employment referenced in the paragraph (d) below), you will be able to exercise your stock options that are vested as of your last day of employment through the earlier of the

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option’s Last Date to Exercise or three (3) years after your last day of employment. All unvested stock options as of your last day of employment will be cancelled as of the close of business on your last day of employment.

(c)    Notwithstanding paragraph (b) immediately above, if (1) you terminate your employment at or after age 62 (or such earlier age as determined by the Compensation and Benefits Committee of the Board) and you have 10 years of service at the time of your termination), and (2) the Compensation and Benefits Committee of the Board has approved a transition plan in connection with such termination (a termination meeting requirements (1) and (2), a “Qualified Retirement”), then (i) this option shall continue to vest and become exercisable following such Qualified Retirement in accordance with the vesting schedule set forth in the Notice of Grant, (ii) you will be able to exercise your vested stock options through the earlier of the option’s Last Date to Exercise or three (3) years after your last day of employment (the “Extended Exercise Period”), and (iii) in the case of your death within the Extended Exercise Period, your unvested options become 100% vested and exercisable upon your date of death and your estate will have the right to exercise such options during the Extended Exercise Period.

(d)    If your employment is terminated due to your death or total disability as determined under the Company’s long term disability program, your unvested options become 100% vested as of your last day of employment. You, in the event of your total disability, or your estate, in the event of your death, have until the earlier of the option’s Last Date to Exercise or one (1) year after your last day of employment to exercise your options.

The option may be transferred by gift or pursuant to a domestic relations order to your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, any other entity in which these persons (or you) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to this option prior to the transfer and the transfer shall not be effective until the transferee, as a condition to transfer, has delivered to the Company a written instrument in form and substance satisfactory to the Company confirming that the transferee shall be subject to all terms and conditions applicable to this option. Except as provided herein, this option shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

Any reference in this agreement to your “employment” refers to your employment by the Company (as defined in the Plan).

Taxes and Withholding:
This option is intended to be a nonstatutory stock option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

Agreements with the Company:

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This stock option grant is subject to the terms and conditions of your signed and executed Prohibited Activity Agreement and your Employee Patent and Proprietary Information Utilization Agreement. If you terminate your employment with the Company and engage in any Prohibited Activity (as defined the Prohibited Activity Agreement) within two years after you terminate employment, you will repay to the Company the economic value of any stock option granted to you which is exercised by you at any time after the date which is twelve months prior to the date of your termination of employment.

Consequences of a Change in Control:
Notwithstanding anything to the contrary set forth under “Employment Requirements” above, in the event that your employment is terminated by the Company without Cause (as defined below) or you resign your employment for Good Reason (as defined below), in each case within thirty-six months after the effective date of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan)) and you were employed by the Company on the effective date of such Change in Control Event, then your unvested options will become 100% vested as of your last day of employment, and the vested option award shall remain exercisable through the period ending on the earlier of:

1.    The later of (i) the third anniversary of the effective date of such Change in Control Event or (ii) the first anniversary of the date your employment with the Company terminates, or

2.    The option’s Last Date to Exercise.

For purposes of this agreement, a “Change in Control Event” means an event or occurrence set forth in any one or more of clauses (i) through (iv) below (including an event or occurrence that constitutes a Change in Control Event under one of such clauses but is specifically exempted from another such clause):

(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), none of the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclauses (A) and (B) of clause (iii) of this definition; or

(ii)    such time as directors who are Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a

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successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the grant date of your option or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the then- outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this agreement, “Cause” and “Good Reason” shall each have the meaning set forth as of the Grant Date in the employment agreement previously entered into by and between you and the Company.

Clawback Policy:
By accepting this option, the Participant acknowledges and agrees that this option is subject to the provisions of any applicable compensation clawback or recovery policy that the Company has in effect or may adopt in the future. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant under this agreement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as directed by the Company.

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2019OFOPDT – Officer Stock Option Double-Trigger
Electronic Delivery and Acceptance:
The Company has decided to deliver documents related to current or future participation in the Plan by electronic means and to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the on-line system of the Company’s stock plan administrator, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future. PLEASE NOTE: Your designation/election via the website of the Company’s stock plan administrator that you have read and accepted the terms of this agreement and the terms and conditions of the Plan is considered your electronic signature and your express consent to this agreement and the terms and conditions set forth in the Plan.

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